SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                    Filed Pursuant to Section 13 or 15 (d) of
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 11, 1997
                                                           -------------

                               NFO RESEARCH, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                      0-21460               06-1327424
----------------------------        -----------     ----------------------------
(State or other jurisdiction        (Commission     (IRS Employer Identification
of incorporation)                   File Number)              Number)



                                2 Pickwick Plaza
                               Greenwich, CT 06830
                             -----------------------




       Registrant's telephone number, including area code: (203) 629-8888
                                                           --------------


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Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

         On July 11, 1997 the Registrant acquired 100% of the outstanding stock of The MBL Group Plc ("MBL"), a company incorporated under the laws of England and Wales, from John and Mary Goodyear. MBL is a leading international market research firm with 27 offices in 17 countries throughout Europe, the Middle East, Asia and Southeast Asia. The acquisition was effected through the issuance of 1,364,242 shares of NFO common stock.

         NFO also announced that it has or will shortly enter into agreements with the minority shareholders of the various MBL subsidiaries to repurchase a portion of such shareholders' minority shares during 1997. The consideration for this initial purchase of the minority interests is expected to be $14.5 million, of which $11.1 million is payable in cash and $3.4 million is payable via the issuance of 144,567 newly issued shares of NFO common stock. To pay the cash portion of the purchase price, the Registrant used funds both from working capital and borrowed under the Registrant's existing credit facility with a syndicate of lenders including Fleet Bank, N.A, The Chase Manhattan Bank of Connecticut, N.A. and The Bank of New York. The remaining minority interests will then be repurchased in three years based on the higher of (a) a multiple of average profits for three years ending December 31, 1999 or (b) the original valuation. The total price for 100% of the outstanding shares of stock of MBL and its subsidiaries is estimated to be US$55 million.

         The consideration for this acquisition was determined through arm's length negotiations among the parties to the transaction. The Registrant had no prior relationship with MBL.

         The acquisition of MBL will be accounted for as a pooling of interests and, accordingly, historical financial data in future reports will be restated to include MBL. The purchase of the minority interests in MBL's subsidiaries will be accounted for using purchase accounting.

         The above general discussion summarizes briefly certain of the key terms of the Share Purchase Agreement and the Minority Shareholder Share Purchase Agreements (the form of which is attached) and the transactions contemplated thereby. For a complete description, please refer to the MBL Share Purchase Agreement and the Minority Shareholder Share Purchase Agreements (the form of which is attached) attached to this Form 8-K as Exhibits 1 and 2, respectively, and which are incorporated herein by this reference.


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Item 7.   Financial Statements,Pro Forma Financial
          ----------------------------------------
          Information and Exhibits
          ------------------------

          (a)   Financial Statements of Business Acquired:

                At this time it is impracticable to provide the required financial statements of the aforementioned acquired corporations. Therefore, the required financial statements will be filed with the Commission no later than 60 days after the date of the filing of this Report.

          (b)   Pro Forma Financial Information:

                At this time it is impracticable to provide the required financial information required by Article 11 of Regulation S-X, therefore, the required financial information will be filed with the Commission no later than 60 days after the date of the filing of this Report.

          (c)   Exhibits

                1. Share Purchase Agreement, dated as of July 11, 1997, between NFO Research, Inc., NFO UK, Inc., John R. Goodyear and Mary J. Goodyear.
                2. Form of Minority Shareholder Share Purchase Agreement for acquisition of stock of minority shareholders in a subsidiary of The MBL Group, Inc.
                3.   News Release, dated July 14, 1997, by the Registrant.





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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: July 25, 1997                              NFO RESEARCH, INC.,


                                       By:       /s/ Patrick G. Healy
                                          ------------------------------
                                          Name:  Patrick G. Healy

                                          Title: EVP-Finance and
                                                 Chief Financial Officer




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                                  EXHIBIT INDEX

                               NFO RESEARCH, INC.

                           Current Report on Form 8-K


Exhibit No.                     Description                           Page No.
-----------                     -----------                           --------

1.            Share Purchase Agreement dated as of July 11,
              1997, between NFO Research, Inc., NFO UK, Inc.,
              John R. Goodyear and Mary J. Goodyear.

2.            Form of Minority Shareholder Share Purchase
              Agreement for acquisition of stock of minority shareholders in a subsidiary of The MBL Group Plc.

3.            News Release, dated July 14, 1997, by the
              Registrant.